UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 29, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2007, Entergy Gulf States, Inc. ("EGSI") sold 100,000 shares of its Series A 8.25% Preference Stock, without par value (the "New Preference Stock") to two purchasers at a price of $100/share for a total of $10 million. EGSI paid a placement agent fee of $250,000 to Morgan Stanley & Co. Incorporated ("Morgan Stanley") for its role as placement agent in the sale of the New Preference Stock.

The sale of the New Preference Stock was exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") in reliance upon Section 4(2) of the Securities Act, as a private placement covered by Rule 506.  No public offering of the New Preference Stock occurred.  Morgan Stanley represented to EGSI that it had made a private offering to no more than 20 institutional investors, including the 2 purchasers, and that they had reasonable grounds to believe each offeree would qualify as a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.  In addition, Morgan Stanley represented to EGSI that immediately prior to the offering of the New Preference Stock, they had reasonable grounds to believe that each such offeree had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the investment in the New Preference Stock.

There are no terms of conversion or exercise applicable to the New Preference Stock, other than the automatic conversion by operation of law of the New Preference Stock into an equal number of units of Series A 8.25% Preferred Membership Interests in Entergy Gulf States Louisiana, L.L.C. ("EGSL"). Such conversion would occur upon completion of a jurisdictional separation of EGSI which will result in two vertically integrated utilities, one operating solely under the retail jurisdiction of the Public Utility Commission of Texas, Entergy Texas, Inc. ("ETI"), and the other, operating solely under the retail jurisdiction of the Louisiana Public Service Commission, EGSL. In the final step of the jurisdictional separation plan, EGSI's Louisiana corporate successor will merge into EGSL and the New Preference Stock will thereby be converted into Preferred Membership Interests in EGSL. This jurisdictional separation is currently expected to occur on or about December 31, 2007, subsequent to obtaining reasonable assurance from the rating agencies that the jurisdictional separation will not cause them to assign lower ratings to either EGSL or ETI than those ratings currently assigned to EGSI.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2007, EGSI filed with the Secretary of State of Texas, its Statement of Resolution to be adopted by the Board of Directors of Entergy Gulf States, Inc. Establishing the Series A 8.25% Preference Stock (the "Statement of Resolution"). The Statement of Resolution amended EGSI's Restated Articles of Incorporation (the "Articles") by adding a new Section 13b to Article VI of the Articles. The new Section 13b creates and sets forth the terms and provisions of a new series of EGSI's preference stock, with the title of 8.25% Preference Stock, Without par value. Section 13b authorizes EGSI to issue 100,000 shares of the new preference stock. The Statement of Resolution's amendment to the Articles was effective upon filing with the Secretary of State of Texas on November 29, 2007.

A copy of the Statement of Resolution is attached as Exhibit 3(i) and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3(i)	Statement of Resolution to be adopted by the Board of Directors of Entergy Gulf States, Inc. Establishing the Series A 8.25% Preference Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Gulf States, Inc.

By: /s/ Theodore H. Bunting, Jr.
Name: Theodore H. Bunting, Jr.
Title: Senior Vice President and
Chief Accounting Officer

Dated: December 5, 2007